Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	October 27, 2026
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS FINANCIAL RESULTS FOR THE THREE AND NINE-MONTH

PERIODS ENDED SEPTEMBER 30, 2026

Consolidated Results of Operations - Three-Month Periods Ended September 30, 2026 and 2025:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended September 30, 2026, net income was $4.9 million, or $.35 per diluted share, as compared to $4.0 million, or $.29 per diluted share, during the third quarter of 2025.

The increase in our net income of $913,000, or $.06 per diluted share, during the third quarter of 2026, as compared to the third quarter of 2025, consisted of the following: (i) a net aggregate increase of $901,000, or $.06 per diluted share, resulting primarily from nonrecurring depreciation expense recorded during the third quarter of 2025; (ii) an increase of $287,000, or $.02 per diluted share, resulting from a decrease in interest expense due to a decrease in our average effective borrowing rate (which gives effect to various interest rate swap agreements), partially offset by an increase in our average borrowings outstanding pursuant to our credit agreement; and (iii) a decrease of $275,000, or $.02 per diluted share, resulting from a one-time settlement and release agreement executed during the third quarter of 2025 in connection with one of our medical office buildings.

As calculated on the attached Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule"), our funds from operations ("FFO"), which excludes depreciation and amortization expense, increased by $53,000 to $12.3 million, or $.88 per diluted share, during the third quarter of 2026, as compared to $12.2 million, or $.88 per diluted share during the third quarter of 2025.

Consolidated Results of Operations - Nine-Month Periods Ended September 30, 2026 and 2025:

For the nine-month period ended September 30, 2026, net income was $15.9 million, or $1.14 per diluted share, as compared to $13.3 million, or $.96 per diluted share, during the comparable period of 2025.

Our financial results for the nine-month period ended September 30, 2026 included a gain on the sale of land of $724,000 (recorded during the second quarter of 2026). As reflected on the attached Supplemental Schedule, after adjusting our reported results for this gain, our adjusted net income was $15.1 million, or $1.09 per diluted share during the nine-month period ended September 30, 2026.

The increase in our adjusted net income of $1.8 million, or $.13 per diluted share, during the first nine months of 2026, as compared to the comparable period of 2025, consisted of the following: (i) a net aggregate increase of $1.3 million, or $.09 per diluted share, resulting from increased income generated at various properties, including the above-mentioned increase of approximately $900,000 from nonrecurring depreciation expense recorded during the third quarter of 2025; (ii) an increase of $773,000, or $.06 per diluted share, resulting from a decrease in interest expense due to a decrease in our average effective borrowing rate (which gives effect to various interest rate swap agreements), partially offset by an increase in our average borrowings outstanding pursuant to our credit agreement; and (iii) a decrease of $275,000, or $.02 per diluted share, resulting from the above-mentioned, one-time settlement and release agreement executed during the third quarter of 2025.

As calculated on the attached Supplemental Schedule, our FFO, which excludes depreciation and amortization expense and gain on sale of land, increased by approximately $1.1 million, or $.08 per diluted share, to $37.1 million, or $2.67 per diluted share, during the first nine months of 2026, as compared to $35.9 million, or $2.59 per diluted share during the comparable period of 2025.

Dividend Information:

The third quarter dividend of $.75 per share, or $10.4 million in the aggregate, was declared on September 8, 2026 and paid on September 30, 2026.

Capital Resources Information:

As of September 30, 2026, pursuant to the terms of our $475 million credit agreement, we had $97.3 million of available borrowing capacity, net of $377.7 million of outstanding borrowings. The credit agreement is scheduled to mature on September 30, 2028, and we have the option to extend the maturity date for up to two additional six-month periods.

Sale of Land in Chicago, Illinois:

In October 2026, we sold one of our two remaining parcels of land located in Chicago, Illinois, for cash proceeds of $1.96 million, net of closing and related costs. This parcel represented approximately 42% of the remaining acreage owned as of September 30, 2026. We expect that our consolidated statements of income for the fourth quarter of 2026 will include a gain of approximately $1.90 million recorded in connection with this transaction.

In June 2026, we sold a parcel of land located in Chicago, Illinois, for cash proceeds of $746,000, net of closing and related costs. The sale generated a gain of approximately $724,000, which is included in our consolidated statements of income for the nine-month period ended September 30, 2026.

Miller Medical Plaza:

In October 2025, we entered into a ground lease with a wholly-owned subsidiary of UHS with the intent to develop, construct and own the real property of the Miller Medical Plaza, an 80,000 square foot MOB located in Palm Beach Gardens, Florida. This MOB is located on the campus of the Alan B. Miller Medical Center, a newly constructed acute care hospital owned and operated by a wholly-owned subsidiary of UHS, which was completed and opened in May, 2026.

Construction of this MOB, for which we have engaged a wholly-owned subsidiary of UHS to act as project manager, commenced in February, 2026, and is expected to be completed in December 2026. The cost of the MOB is estimated to be approximately $34 million. A wholly-owned subsidiary of UHS has executed a 10-year master flex lease agreement, which commences when building is completed and is subject to reduction based on the execution of third-party leases, for approximately 75% of the rentable square feet of the MOB.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human-service related facilities including acute care hospitals, behavioral health care hospitals, specialty facilities, medical/office buildings, free-standing emergency departments and childcare centers. We have investments or commitments in seventy-seven properties located in twenty-one states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, as well as the operations and financial results of each of our tenants, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7 - Forward-Looking Statements in our Form 10-K for the year ended December 31, 2025, and in Item 2 - Forward Looking Statements and Certain Risk Factors in our Form 10-Q for the quarter ended June 30, 2026), may cause the results to differ materially from those anticipated in the forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict. Future operations and financial results of our tenants, and in turn ours, could be materially impacted by various developments including, but not limited to, potential significant reductions in federal funding for state Medicaid programs, and/or other potential changes, which would likely result in reduced Medicaid payments to the operators of our facilities; decreases in staffing availability and related increases to wage expense experienced by our tenants resulting from the shortage of nurses and other clinical staff and support personnel; the impact of government and administrative regulation of the health care industry; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of, among other things, the December 31, 2025 expiration of the enhanced subsidies formerly granted in connection with the purchase of coverage through insurance exchanges as provided for by the Patient Protection and Affordable Care Act, business closings and layoffs); potential cost increases and disruptions related to supplies and building materials resulting from changes in laws or policies governing the terms of foreign trade, and in particular, increased trade restrictions, tariffs or taxes on imports from where the products or materials are made; and potential increases to other expenditures.

In addition, the increase in interest rates during the past few years has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.

We believe that, if and when applicable, adjusted net income and adjusted net income per diluted share (as reflected on the Supplemental Schedule), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are non-recurring or non-operational in nature including items such as, but not limited to, gains or losses on transactions.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute

FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects of certain items, such as gains or losses on transactions that occurred during the periods presented. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2025, and our Report on Form 10-Q for the quarter ended June 30, 2026. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2026 and 2025

(amounts in thousands, except share information)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Lease revenue - UHS facilities (a.)	$8,421	$8,367	$25,123	$25,075
Lease revenue - Non-related parties	14,897	14,777	43,585	43,676
Other revenue - UHS facilities	272	233	787	699
Other revenue - Non-related parties	421	577	1,355	1,218
Interest income on financing leases - UHS facilities	1,335	1,348	4,016	4,050
	25,346	25,302	74,866	74,718
Expenses:
Depreciation and amortization	7,054	7,903	21,036	21,742
Advisory fees to UHS	1,462	1,414	4,293	4,169
Other operating expenses	7,869	7,591	22,415	22,535
	16,385	16,908	47,744	48,446
Income before equity in income of unconsolidated limited liability companies ("LLCs") and interest expense	8,961	8,394	27,122	26,272
Equity in income of unconsolidated LLCs	497	438	1,438	1,215
Gain on sale of land	-	-	724	-
Interest expense, net	(4,529)	(4,816)	(13,429)	(14,202)
Net income	$4,929	$4,016	$15,855	$13,285
Basic earnings per share	$0.36	$0.29	$1.15	$0.96
Diluted earnings per share	$0.35	$0.29	$1.14	$0.96

Weighted average number of shares outstanding - Basic	13,855	13,828	13,842	13,818
Weighted average number of shares outstanding - Diluted	13,899	13,874	13,885	13,860

(a.) Includes bonus rental on McAllen Medical Center, a UHS acute care hospital facility, of $1.0 million and $895 for the three-month periods ended September 30, 2026 and 2025, respectively, and $3.0 million and $2.6 million for the nine-month periods ended September 30, 2026 and 2025, respectively.

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Three Months Ended September 30, 2026 and 2025

(amounts in thousands, except share information)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	September 30, 2026		September 30, 2025
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,929	$0.35	$4,016	$0.29
Adjustment:
Less: Gain on sale of land	-	-	-	-
Subtotal adjustments to net income	-	-	-	-
Adjusted net income	$4,929	$0.35	$4,016	$0.29

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	September 30, 2026		September 30, 2025
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,929	$0.35	$4,016	$0.29
Plus: Depreciation and amortization expense:
Consolidated investments	7,054	0.51	7,903	0.57
Unconsolidated affiliates	295	0.02	306	0.02
Less: Gain on sale of land	-	-	-	-
FFO	$12,278	$0.88	$12,225	$0.88
Dividend paid per share		$0.750		$0.740

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Nine Months Ended September 30, 2026 and 2025

(amounts in thousands, except share information)

(unaudited)

Calculation of Adjusted Net Income

	Nine Months Ended		Nine Months Ended
	September 30, 2026		September 30, 2025
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$15,855	$1.14	$13,285	$0.96
Adjustment:
Less: Gain on sale of land	(724)	(0.05)	-	-
Subtotal adjustments to net income	(724)	(0.05)	-	-
Adjusted net income	$15,131	$1.09	$13,285	$0.96

Calculation of Funds From Operations (“FFO”)

	Nine Months Ended		Nine Months Ended
	September 30, 2026		September 30, 2025
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$15,855	$1.14	$13,285	$0.96
Plus: Depreciation and amortization expense:
Consolidated investments	21,036	1.52	21,742	1.57
Unconsolidated affiliates	885	0.06	922	0.06
Less: Gain on sale of land	(724)	(0.05)	-	-
FFO	$37,052	$2.67	$35,949	$2.59
Dividend paid per share		$2.245		$2.215

Universal Health Realty Income Trust

Consolidated Balance Sheets

(amounts in thousands, except share information)

(unaudited)

	September 30,	December 31,
	2026	2025
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$692,489	$666,122
Accumulated depreciation	(332,007)	(312,982)
	360,482	353,140
Land	56,848	56,870
Net Real Estate Investments	417,330	410,010
Financing receivable from UHS	81,527	82,148
Net Real Estate Investments and Financing receivable	498,857	492,158
Investments in limited liability companies ("LLCs")	19,665	20,125
Other Assets:
Cash and cash equivalents	6,471	6,686
Lease and other receivables from UHS	8,036	7,530
Lease receivable - other	8,227	8,034
Intangible assets (net of accumulated amortization of $10.6 million and $10.9 million, respectively)	4,504	5,640
Right-of-use land assets, net	11,369	11,395
Deferred charges, notes receivable and other assets, net	15,884	13,339
Total Assets	$573,013	$564,907
Liabilities:
Line of credit borrowings	$377,700	$356,200
Mortgage notes payable, non-recourse to us, net	18,006	18,435
Accrued interest	866	910
Accrued expenses and other liabilities	13,341	13,785
Ground lease liabilities, net	11,394	11,398
Tenant reserves, deposits and deferred and prepaid rents	12,205	11,795
Total Liabilities	433,512	412,523
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2026 - 13,899,682; 2025 - 13,874,607	139	139
Capital in excess of par value	272,823	272,147
Cumulative net income and other	878,759	862,904
Cumulative dividends	(1,015,626)	(984,443)
Accumulated other comprehensive income	3,406	1,637
Total Equity	139,501	152,384
Total Liabilities and Equity	$573,013	$564,907